PANDORA MEDIA, INC.
2011 Equity Incentive Plan

NOTICE OF MARKET STOCK UNIT GRANT

«Recipient»

You have been granted market stock units (the “MSUs”), each representing the right to receive one share of Common Stock of Pandora Media, Inc. (the “Company”) (the “Shares”), as follows:

Date of Grant:	«GrantDate»

Target MSUs:	X

Earned MSUs:
The actual number of MSUs that may be earned will be between 0% and 200% of the Target MSUs set forth above, depending on the achievement of the Performance Criteria. The “Maximum MSUs” means 200% of the Target MSUs.

Performance Criteria:	«_____________ »

Vesting Dates:
The number of MSUs earned for any Performance Period (as defined on Attachment A) shall vest on February 15 of the calendar year immediately following the end of the applicable Performance Period, so long as your Continuous Service Status continues until such vesting date.

For purposes of any accelerated vesting of equity awards provided in any severance provision of any Company policy, plan or agreement, no portion of the MSUs shall be eligible for accelerated vesting if a termination of employment occurs before the end of the applicable Performance Period.

Performance Period(s):	“Performance Period 1” means the one-year period from «_____________ » through «_____________ ».

“Performance Period 2” means the two-year period from «_____________ » through «_____________ ».
“Performance Period 3” means the three-year period from «_____________ » through «_____________ ».
By accepting these MSUs, you agree that these MSUs are granted under and governed by the terms and conditions of the Pandora Media, Inc. 2011 Equity Incentive Plan and the Market Stock Unit Agreement attached hereto and incorporated by reference herein.
In addition, you agree and acknowledge that your rights to any Shares underlying the MSUs will be earned only as you provide services to the Company over time and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

PANDORA MEDIA, INC.

By:
«Recipient»	Name:
Title:

PANDORA MEDIA, INC.
2011 EQUITY INCENTIVE PLAN

MARKET STOCK UNIT AGREEMENT

1.Grant of Award. Pandora Media, Inc., a Delaware corporation (the “Company”), hereby grants to you (“Participant”) the MSUs as set forth, and subject to the terms and conditions, in the Notice of Market Stock Unit Grant (the “Notice”), subject further to the terms, definitions and provisions of the Pandora Media, Inc. 2011 Equity Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Notice or the Plan, as applicable. The terms and conditions of this Market Stock Unit Award Agreement (this “Agreement”), to the extent not controlled by the terms and conditions contained in the Plan, are as follows:
2.    Vesting. To the extent the MSUs are earned as provided in the Notice, the MSUs shall become vested, subject to Participant remaining in Continuous Service Status on the applicable vesting date, based on the Performance Criteria and schedule as set forth in the Notice (including Attachment A thereto).
3.    Forfeiture of Unvested MSUs. Immediately upon termination of Participant’s employment for any reason (including death or disability), any unvested MSUs shall be forfeited without consideration.
4.    Conversion into Common Stock. Shares will be issued on the applicable vesting date (or, to the extent not administratively feasible, as soon as practicable thereafter) in accordance with the Notice (including Attachment A thereto). As a condition to such issuance, Participant shall have satisfied his or her tax withholding obligations as specified in this Agreement and shall have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Shares. In no event will the Company be obligated to issue a fractional share and any such fractional share may be rounded down by the Company. Notwithstanding the foregoing, (i) the Company shall not be obligated to deliver any Shares during any period when the Company determines that the conversion of a MSU or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.
5.    Tax Treatment. Any withholding tax liabilities (whether as a result of federal, state or other law and whether for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of the MSUs) incurred in connection with the MSUs becoming vested and Shares issued, or otherwise incurred in connection with the MSUs, may be satisfied in any of the following manners determined by the Company (and the Company may with notice to Participant require any of the following methods): (i) by the sale by Participant of a number of Shares that are issued under the MSUs, which the Company determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and payment of such tax withholding to the Company, and such Shares may be sold as part of a block trade with other participants of the Plan; (ii) with the consent of the Company in its discretion, by the Company withholding a number of Shares that would otherwise be issued under the MSUs that the Company determines have a fair market value equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law; or (iii) by payment by Participant to the Company in cash or by check an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law. Participant hereby authorizes the Company to withhold such tax withholding amount from any amounts owing to Participant to the Company and to take any action necessary in accordance with this paragraph. The MSUs are intended to be exempt from Section409A of the Code pursuant to the short-term deferral exception therefrom, and any Shares shall be issued within the time period required thereby.
Notwithstanding the foregoing, Participant acknowledges and agrees that he is responsible for all taxes that arise in connection with the MSUs becoming vested and Shares being issued or otherwise incurred in connection with the MSUs, regardless of any action the Company takes pursuant to this Section.
6.    Section 162(m). If these MSUs are intended to be “performance-based compensation” under Section 162(m) of the Code, then as soon as practicable following the completion of any Performance Period and prior to the applicable Vesting Date, the Committee shall certify in writing the extent to which the Performance Criteria have been achieved, if at all (such certification being hereinafter referred to as the “Committee Certification”), and the Committee shall not exercise its discretion to increase the number of MSUs that are earned pursuant to such Performance Criteria.
7.    Restrictions on Transfer. Participant understands and agrees that the MSUs may not be sold, given, transferred, assigned, pledged or otherwise hypothecated by the holder.
8.     No Stockholder Rights. Participant will have no voting or other rights as the Company’s other stockholders with respect to the Shares until issuance of the Shares.
9.    No Employment/Service Rights. Neither this Agreement nor the grant of the MSUs hereby confers on Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes in any way with the right of the Company or any Subsidiary to determine the terms of Participant’s employment or service.

10.    Entire Agreement; Terms of Plan, Interpretations. Participant acknowledges that he has received and reviewed a copy of the Plan. This Agreement (including the Notice) contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement together with the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon Participant and his legal representatives on any question arising hereunder.